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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                    _______

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                   ________


Date of Report (Date of earliest event reported):        December 15, 1999


                             NETIVATION.COM, INC.
            (Exact Name of Registrant as Specified in its Charter)



     DELAWARE                           000-26337
     (State or Other Jurisdiction    _______________            82-0514605
        of Incorporation or         (Commission File        (I.R.S. Employer)
           Organization)                Number)          Identification Number)


                         806 CLEARWATER LOOP, SUITE N
                                POST FALLS, ID                     83854
                   (Address of Principal Executive Offices)     (Zip Code)

     Registrant's telephone number, including area code:    (208) 777-4203



                 ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Net.Capitol, Inc.
-----------------

          On December 15, 1999, Netivation.com, Inc. ("Netivation") acquired all of the issued and outstanding stock of Net.Capitol, Inc. ("Net.Capitol"). Net.Capitol, a Delaware corporation, is a developer of Internet-based products and services for public affairs and political organizations. Net.Capitol's stock was acquired pursuant to an Agreement and Plan of Merger dated as of November 17, 1999, wherein Net.Capitol became a wholly-owned subsidiary of Netivation. Pursuant to the transaction, the prior officers of Net.Capitol, Oron Strauss, Mark Tobias, and Nicolas Macri will become the Chief Executive Officer/President, Vice-President of Consulting, and Vice-President of Sales, respectively, of Net.Capitol, Inc. Prior to the closing,

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there was no material relationship between the principals or affiliates of
Net.Capitol and Netivation.

          The amount of consideration for the acquisition was $10,414,170.00; comprised of cash of $410,220.00, 1,544,730 shares of Netivation common stock valued at closing at $6.063 per share, and options to acquire 105,270 additional shares of Netivation common stock valued at $6.063 per share. The 1,544,730 shares plus the options to acquire 105,270 additional shares given to Net.Capitol stockholders represent approximately 15.2% of Netivation's outstanding stock.

          The cash portion of the acquisition was financed by proceeds Netivation received through its initial public offering.

          The purchase price was the result of arm's-length negotiation between Net.Capitol and Netivation, based on Netivation's evaluation of the fair market value of Net.Capitol's business, revenue streams and key industry contacts.

          Netivation intends that the assets of Net.Capitol will be used by Netivation and/or by Netivation's wholly-owned subsidiary in a manner generally consistent with the use of such assets by Net.Capitol immediately prior to the consummation of the acquisition.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          Pursuant to Item 310 of Regulation S-B(c) and (d), any required financial statements will be filed as an amendment to this report not later than sixty (60) days from the date this report is filed.

     (c)  Exhibits.

          2.0 Agreement and Plan of Merger, dated as of November 17, 1999, among Netivation.com, Inc., Netivation.com Merger Corp., Net.Capitol, Inc. and the Representing Stockholders of Net.Capitol, Inc.

          Exhibit   A  -  Stockholders, Optionholders and Warrantholders
                    B  -  Certain Definitions
                    C  -  Director and Officer of Surviving Corporation
                    D  -  Allocation of Merger Consideration Pursuant to
                          Section 1.5 and Section 1.6
                    E  -  Form of Subscription Agreement
                    F  -  Form of Employment and Noncompetition Agreement
                    G  -  Form of Escrow Agreement
                    H  -  Form of Release of Claims
                   I1  -  Form of Lock-Up Agreement for Preferred Stockholders,
                          Non-Former Employees, and Non-Current Employee
                          Common Stockholders

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                   I2     -  Form of Lock-Up Agreement for Current Employee and
                             Former Employee Common Stockholders
          Schedule 2.2    -  Equity Securities
                   2.3    -  Net.Capitol Capitalization
                   2.6    -  Liabilities
                   2.7(a) -  Agreements
                   2.7(b) -  Indebtedness
                   2.9    -  Absence of Changes
                   2.10   -  Title to Properties and Assets, Liens, Etc.
                   2.11   -  Patents and Trademarks
                   2.13   -  Litigation
                   2.14(b)-  Tax Returns and Payments
                   2.15   -  Employees
                   2.21(c)-  Accredited Investors
                   3.3    -  Option, Warrant, Rights, Proxy and Stockholder
                             Agreements
                   6.8A   -  Lock-Up Schedule for Preferred Stockholders and
                             Non-Employee Common Stockholders
                   6.8B   -  Lock-Up Schedule for Current Employee Common
                             Stockholders

    99.0  Press Release dated December 16, 1999


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

     Dated as of December 28, 1999.

                    NETIVATION.COM, INC.

                              By  /s/ Anthony J. Paquin
                              -----------------------------------------------
                              Anthony J. Paquin
                              President and Chief Executive Officer

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